Exhibit 10.4

FOURTH AMENDMENT

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT to Second Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of February 26th 2012, by and between SILICON VALLEY BANK (“Bank”) and ALPHATEC SPINE, INC., a California corporation (“Alphatec”) and ALPHATEC HOLDINGS, INC., a Delaware corporation (“Parent” and together with Alphatec, each a “Borrower” and collectively, “Borrowers”) whose address is 5818 El Camino Real, Carlsbad, California 92008.

RECITALS

A. Bank and Borrowers have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of October 29, 2010, as amended by that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of January 31, 2011, that certain Second Amendment to Second Amended and Restated Loan and Security Agreement dated as of August 5, 2011 and that certain Third Amendment to Second Amended and Restate Loan and Security Agreement dated as of December 16, 2011 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrowers for the purposes permitted in the Loan Agreement.

C. Borrowers are currently in default of the Loan Agreement for failing to comply with the covenant set forth in (i) Section 6.9(a) of the Loan Agreement for the January 2012 and February 2012 measuring periods and (ii) Section 6.9(b) of the Loan Agreement for the December 2011 measuring period (collectively, the “Existing Defaults”)

D. Borrowers have requested that Bank amend the Loan Agreement to (i) waive the Existing Defaults and (ii) make certain revisions to the Loan Agreement as more fully set forth herein.

E. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 2.1.1 (Term Loan). The first sentence of Section 2.1.1 of the Loan Agreement hereby is amended and restated in its entirety to read as follows:

“Borrower shall repay the balance of the Term Loan outstanding on the Fourth Amendment Effective Date in (i) equal installments of principal beginning on the Fourth Amendment Effective Date and continuing on the first day of each April, July, October and January thereafter, plus (ii) monthly payments of accrued interest beginning on January 1, 2012 and continuing on the same day of each month thereafter.”

2.2 Section 13 (Definitions). The following terms and their respective definitions hereby are amended in, or added to, Section 13.1 of the Loan Agreement:

“Fourth Amendment Effective Date” means February 26th 2012.

“Revolving Line” is a Revolving Advance or Revolving Advances in an amount equal to Nineteen Million Five Hundred Thousand Dollars ($19,500,000).

“Term Loan Maturity Date” is July 1, 2015.

2.3 Section 13 (Definitions). The definition of the term “Borrowing Base” as it appears in Section 13 of the Loan Agreement hereby is amended by deleting the phrase “Seven Million Dollars ($7,000,000)” as it appears therein and replacing it with the phrase “Six Million Dollars ($6,000,000).

2.4 Bank hereby waivers the Existing Defaults.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Each Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of each Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting such Borrower, (b) any contractual restriction with a Person binding on such Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on such Borrower, or (d) the organizational documents of such Borrower;

4.6 The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (i) the due execution and delivery to Bank of this Amendment by each party hereto; (ii) the due execution and delivery to Bank of updated Corporate Borrowing Resolutions by each Borrower; (iii) Borrowers’ payment to Bank of an amendment fee in the amount of Fifty Thousand Dollars ($50,000), which may be debited from any of any Borrower’s accounts; (iv) Borrowers’ payment of the amounts due on the Fourth Amendment Effective Date pursuant to Section 2.1.1.(b) of the Loan Agreement, as amended hereby, which may be debited from any of any Borrower’s accounts (v) Borrowers’ payment of all Bank Expenses, which may be debited from any of any Borrower’s accounts with Bank; and (vi) such other and further matters as Bank may reasonably request.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK:		BORROWERS:

SILICON VALLEY BANK		ALPHATEC SPINE, INC.

By:	/s/ Derek Brunelle	By:	/s/ Michael O’Neill
Name:	Derek R. Brunelle	Name:	Michael O’Neill
Title:	Deal Team Leader	Title:	VP and CFO

ALPHATEC HOLDINGS, INC.

		By:	/s/ Michael O’Neill
		Name:	Michael O’Neill
		Title:	VP and CFO